UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

SHOPKO STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF A BLACKOUT PERIOD NOTICE AND Q&A LETTER DISTRIBUTED BY SHOPKO STORES, INC. TO THE PARTICIPANTS IN THE SHOPKO STORES, INC. SHARED SAVINGS PLAN ON OCTOBER 7, 2005.

Important Notice Concerning Your Rights
Under the ShopKo Stores, Inc. Shared Savings Plan
October 5, 2005
1. The purpose of this notice is to update the notice provided to you on August 16, 2005 that the ShopKo stock fund within the ShopKo Stores, Inc. Shared Savings Plan (the “Plan”) will be closed due to the pending acquisition of ShopKo Stores, Inc. by Badger Retail Holding, Inc. pursuant to a merger agreement providing for the merger of a subsidiary of Badger Retail Holding, Inc. with and into ShopKo. In order that all pending trades can clear and final share balances can be accurately determined, you will not have access to your balances in the ShopKo stock fund in the Plan for three days prior to the proposed completion of the merger, which is currently expected to occur as soon as possible following the reconvened special meeting of ShopKo’s shareholders on October 17, 2005 (rather than September 14, 2005 as indicated in the prior notice), assuming the merger is approved by ShopKo’s shareholders at such meeting. In addition, if the merger is approved, you will not have access to the cash consideration paid for the shares until the Plan receives the cash.
2. As a result of this merger vote and potential exchange of shares for cash, you temporarily will be unable to direct or diversify investments in the ShopKo stock fund or otherwise access the balances in the ShopKo stock fund for purposes of loans or withdrawals. This period, during which you will be unable to exercise these rights otherwise available under the Plan, is called a “blackout period.” Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.
3. The blackout period for the ShopKo stock fund is expected to begin during the week of October 17, 2005 (rather than the week of September 12, 2005 as indicated in the prior notice), depending on the effective date of the merger and will end as soon as the Plan receives cash for the shares, assuming the merger is approved. During this time, you can determine whether the blackout period has started or ended by calling the Plan’s Information Line at 1-866-SKO-401K (756-4015).
4. During the blackout period you will be unable to direct or diversify the assets held in the ShopKo stock fund. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, as compared to investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account during the blackout period.
5. If you have any questions concerning this notice, you should contact the Plan’s Information Line at 1-866-SKO-401K (756-4015).

Dear Participant,
On April 7, 2005, ShopKo Stores, Inc. signed a definitive merger agreement (the “Merger Agreement”) to be acquired by Badger Retail Holding, Inc. (“Badger Retail Holding”) by means of a merger (the “Merger”) of a wholly-owned subsidiary of Badger Retail Holding with and into ShopKo. Badger Retail Holding is an affiliate company of Goldner Hawn Johnson & Morrison Incorporated, a Minneapolis-based private equity investment firm. The Merger Agreement was amended on September 9, 2005 and September 29, 2005 to provide for, among other things, an increase in the merger consideration to be paid to holders of ShopKo common stock.
This communication is an update to the communication provided to you on August 16, 2005 and is intended to address some of the questions you may have regarding how the Merger Agreement, as amended, affects your benefits under the ShopKo Stores, Inc. Shared Savings Plan (the “401(k) Plan”). Please take a few minutes to read through it. It is important that you also read ShopKo’s definitive proxy statement, dated August 9, 2005, a first supplement to the definitive proxy statement, dated September 19, 2005, and a second supplement to the definitive proxy statement, dated October 4, 2005, regarding the Special Meeting of ShopKo’s shareholders to be held on October 17, 2005. These documents are available on ShopKo’s website at http://www.shopko.com.
WHEN WILL THE TRANSACTION BE COMPLETED?
The Merger is expected to be completed in October 2005.
WHAT HAPPENS TO SHOPKO STOCK?
If ShopKo shareholders approve the Merger Agreement, as amended, at the Special Meeting of Shareholders and the Merger becomes effective, each outstanding share of ShopKo common stock will be converted into the right to receive $25.50 in cash as of the effective time of the Merger.
WHAT HAPPENS TO ANY ACCOUNT BALANCE I HAVE IN THE SHOPKO STOCK FUND?
Upon the effectiveness of the Merger, the balance in your ShopKo stock fund in the 401(k) Plan will convert to the right to receive cash based on $25.50 per share. After your account balance in the ShopKo stock fund is converted into cash, it will be automatically transferred to the 401(k) Plan’s Stable Value Fund. Thereafter, you may reallocate the amounts in the Stable Value Fund to any of the other investment options in the 401(k) Plan.
WHAT HAPPENS TO MY ON-GOING CONTRIBUTIONS TO THE SHOPKO STOCK FUND?
After your ShopKo stock fund balance converts to cash as a result of the Merger, the ShopKo stock fund investment option in the 401(k) Plan will be eliminated and any future contributions to the ShopKo stock fund will be automatically put into the Stable Value Fund. You should reallocate your contributions to any of the other investment options in the 401(k) Plan in which you want to invest.
WHAT CAN I DO WITH MY SHOPKO STOCK FUND BALANCE NOW?
You can access your 401(k) account, transfer balances and make new investment elections for future contributions at any time as long as you are not someone limited by a special trading window and until the blackout period described below commences. To access your account, log on to the Plan website at http://shopko.csplans.com or call the Information Line at 1-866-SKO-401K (756-4015).
HOW DO I KNOW IF I HAVE INVESTMENTS IN THE SHOPKO STOCK FUND?
You can look at your most recent 401(k) Plan statement. Your account balance by investment option is listed on the first page of the statement. You can also review your balances by accessing your account online at http://shopko.csplans.com or calling the Information Line at 1-866-SKO-401K (756-4015).

WILL THERE BE A BLACK OUT PERIOD?
In order that all pending trades can clear and final values can be accurately determined prior to completion of the Merger, you will not have access to your account balance in the ShopKo stock fund, or changes to it, three days prior to completion of the Merger. Please see the enclosed notice for more information.
Sincerely,
/s/ Peter Vandenhouten

Peter Vandenhouten
Chairman
ShopKo Retirement Plan Committee
*****
Statements about the expected timing, completion and effects of the proposed merger and all other statements in this notice other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. ShopKo may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure to obtain financing to consummate the merger or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of ShopKo are described in ShopKo’s filings with the Securities and Exchange Commission (the “SEC”), including ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.
In connection with ShopKo’s solicitation of proxies with respect to the meeting of shareholders called in connection with the proposed merger, ShopKo has filed with the SEC, and furnished to shareholders of ShopKo, a definitive proxy statement and supplements to the definitive proxy statement. Shareholders are advised to read the definitive proxy statement and the proxy supplements, each of which have been distributed to shareholders, because they contain important information.
Shareholders are able to obtain a free-of-charge copy of the definitive proxy statement, the proxy supplements and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.
Shareholders also are able to obtain a free-of-charge copy of the definitive proxy statement, the proxy supplements and other relevant documents by directing a request by mail or telephone to ShopKo Stores, Inc., P.O. Box 19060, Green Bay, WI 54307, Attention: Corporate Secretary, Telephone: 920-429-2211, or from ShopKo’s website at http://www.shopko.com.
ShopKo and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of ShopKo in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies, including their beneficial ownership of ShopKo common stock as of August 1, 2005, is set forth in ShopKo’s definitive proxy statement as filed with the SEC. Information regarding certain of these persons and their beneficial ownership of ShopKo common stock as of April 30, 2005 is also set forth in ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.